SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2002
(Date of Report)
(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26819 (Commission File No.)	91-1712427 (IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104
(Address of Principal Executive Offices, including Zip Code)

(206) 521-8340
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.

This Amendment No. 1 to WatchGuard Technologies, Inc.’s Current Report on Form 8–K, filed April 12, 2002, relates to WatchGuard’s acquisition of RapidStream, Inc. pursuant to an Agreement and Plan of Merger dated as of February 6, 2002, as amended as of March 1, 2002, among WatchGuard, RapidStream, River Acquisition Corp., a wholly owned subsidiary of WatchGuard, and, for purposes of the noncompetition and nonsolicitation provisions of the merger agreement only, three management shareholders of RapidStream. The purpose of this Amendment No. 1 is to provide the financial statements of RapidStream required by Item 7(a) of Form 8–K and the pro forma financial statements required by Item 7(b) of Form 8–K, which financial statements were excluded from the original filing in reliance upon Items 7(a)(4) and 7(b)(2) of Form 8–K.

Copies of the merger agreement, the amendment to the merger agreement, the shareholders agreement and the escrow agreement which were entered into in connection with the merger are attached as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, and are incorporated into this report by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Business Acquired

Report of Independent Auditors

To the Board of Directors and Shareholders of
RapidStream Inc.:

We have audited the accompanying consolidated balance sheets of RapidStream, Inc. (the “Company”) as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2001 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    DELOITTE & TOUCHE LLP

San Jose, California
March 15, 2002

RAPIDSTREAM, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2000	2001
ASSETS

Current assets:
Cash and cash equivalents	$24,116,057	$7,652,640
Investments	—	12,760
Accounts receivable (net of allowances of $0 in 2000 and $91,632 in 2001)	143,658	530,234
Inventories	672,337	1,426,310
Prepaid expenses and other current assets	660,738	135,240

Total current assets	25,592,790	9,757,184
Property and equipment, net	1,681,026	1,365,861
Other assets	113,037	211,015

Total assets	$27,386,853	$11,334,060

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$850,328	$474,105
Other current liabilities	881,564	1,346,811
Current portion of long-term debt	496,711	785,036

Total current liabilities	2,228,603	2,605,952

Long-term debt	546,975	268,463
Commitments (Note 5)

Shareholders’ equity:
Convertible preferred stock, no par value; 26,450,166 shares authorized:
Series A, 9,000,000 shares designated; 9,000,000 shares outstanding in 2000 and 2001 (aggregate liquidation preference of $3,000,000)	2,957,884	2,957,884
Series B, 9,750,166 shares designated; 9,750,166 shares outstanding in 2000 and 2001 (aggregate liquidation preference of $11,999,212)	11,970,541	11,970,541
Series C, 7,700,000 shares designated; 5,874,831 shares outstanding in 2000 and 2001 (aggregate liquidation preference of $25,234,139)	23,287,982	23,287,982
Common stock, no par value, 45,000,000 shares authorized; shares outstanding: 2000—7,502,308, 2001—8,102,178	212,612	274,780
Paid-in capital	1,978,568	2,043,302
Accumulated deficit	(15,796,312)	(32,074,844)

Total shareholders’ equity	24,611,275	8,459,645

Total liabilities and shareholders’ equity	$27,386,853	$11,344,060

See notes to consolidated financial statements.

RAPIDSTREAM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2000	2001
Revenues	$224,042	$1,811,154

Costs and expenses:
Cost of sales	971,847	2,220,055
Research and development	7,446,953	8,621,804
General and administrative	631,294	1,076,971
Selling and marketing	2,877,865	6,693,444

Total costs and expenses	11,927,959	18,612,274

Loss from operations	(11,703,917)	(16,801,120)
Interest income	(380,940)	(669,676)
Interest expense	65,594	145,288

Loss before income taxes	(11,388,571)	(16,276,732)

Provision for income taxes	1,600	1,800

Net loss	$(11,390,171)	$(16,278,532)

See notes to consolidated financial statements.

RAPIDSTREAM, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Preferred Stock						Common Stock		Other Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Series A		Series B		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2000	9,000,000	$2,957,884	9,750,166	$11,970,541	—	—	6,380,250	$78,425	$4,726	$(4,406,141)	$10,605,435
Issuance of Series C preferred shares, at $4.3015 per share, net of issuance costs of $90,314 in December 2000					5,866,358	$25,143,824					25,143,824
Issuance of warrants for Series C preferred stock in connection with Series C preferred stock issuance						(1,855,842)			1,855,842		—
Issuance of warrants for Series B and C preferred stock for long-term debt									91,574		91,574
Exercise of stock options							1,368,750	156,965			156,965
Repurchase of common stock							(246,692)	(22,778)			(22,778)
Issuance of stock options to nonemployees for services									26,426		26,426
Net loss										(11,390,171)	(11,390,171)

Balance, December 1, 2000	9,000,000	2,957,884	9,750,166	11,970,541	5,866,358	23,287,982	7,502,308	212,612	1,978,568	(15,796,312)	24,611,275
Exercise of stock options							884,752	95,358			95,358
Repurchase of common stock							(284,882)	(33,190)			(33,190)
Issuance of stock options to nonemployees for services									22,948		22,948
Accelerated vesting of stock options to employees									41,786		41,786
Net loss										(16,278,532)	(16,278,532)

Balance, December 31, 2001	9,000,000	$2,957,884	9,750,166	$11,970,541	5,866,358	$23,287,982	8,102,178	$274,780	$2,043,302	$(32,074,844)	$8,459,645

See notes to consolidated financial statements.

RAPIDSTREAM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2000	2001
OPERATING ACTIVITIES:
Net loss	$(11,390,171)	$(16,278,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	561,447	1,022,562
Stock compensation for accelerated vesting of stock options granted to employees	—	41,786
Marketable equity securities received from demutualization of insurance company	—	(12,760)
Issuance of stock options to nonemployees for services	26,426	22,948
Noncash interest expense	18,107	36,033
Loss on sale of property and equipment	—	2,760
Changes in operating assets and liabilities:
Accounts receivable	(143,658)	(386,576)
Prepaid expenses and other assets	(418,115)	391,487
Inventory	(672,337)	(753,973)
Accounts payable	547,022	(376,223)
Other current liabilities	671,332	465,247

NET CASH USED IN OPERATING ACTIVITIES	(10,799,947)	(15,825,241)

INVESTING ACTIVITIES:
Property and equipment purchases	(1,512,819)	(718,604)
Proceeds from maturities and sales of short-term investments	6,874,646	—
Proceeds from sale of equipment	—	8,447

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	5,361,827	(710,157)

FINANCING ACTIVITIES:
Proceeds from borrowings on equipment line of credit	1,283,593	698,569
Proceeds from issuance of preferred stock, net	25,143,824	—
Proceeds from issuance of common stock	156,965	95,358
Repurchases of common stock	(22,778)	(33,190)
Repayment of long-term debt	(239,907)	(688,756)

NET CASH PROVIDED BY FINANCING ACTIVITIES	26,321,697	71,981

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	20,883,577	(16,463,417)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,232,480	24,116,057

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,116,057	$7,652,640

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1,600	$1,800

Cash paid for interest	$44,756	$109,191

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Warrants issued for Series C preferred stock issuances	$1,855,842	$—

Warrants issued for Series B and C preferred stock for equipment financing	$91,574	$—

See notes to consolidated financial statements.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business—RapidStream, Inc. (the “Company”) was incorporated in California on March 20, 1998. The Company has developed a new class of high-performance security appliances based upon its patent-pending RapidCore programmable security application specific integrated circuit . The RapidStream product family offers virtual private networking and firewall solutions for securing an entire network infrastructure, including corporate intranets and home telecommuter sites. The appliances provide full duplex, wire speeds from DSL to OC3—with minimal latency, while simultaneously enforcing VPN, firewall, load balancing, network address translation, and quality-of-service policies. RapidStream appliances are suited for small-to-medium-sized businesses, large enterprises and service providers.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred net losses of approximately $32,075,000 since inception through December 31, 2001. The Company needs to continue to develop and refine is product, develop its marketing and distribution channels, recruit and retain key employees, and continue to raise financing sufficient to accomplish its business objectives. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need to obtain additional financing until it generates adequate revenues through its operations. On February 6, 2002, the Company signed a definitive agreement to be acquired by another company (see Note 10).

Principles of Consolidation—The consolidated financial statements include the Company and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

Significant Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents—The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

Concentration of Credit Risk—Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents are maintained with high quality credit institutions and consist of checking and money market accounts. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition. The Company maintains allowances for potential bad debt losses.

Concentration of Manufacturing and Components—The Company uses a third party in the United States to manufacture most of its products. In addition, the Company purchases a critical component, a custom integrated circuit, which is available from a single supplier. These concentrations expose the Company to the risk of manufacturing delays and the possibility of lost sales.

Inventories—Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment—Property and equipment are stated at cost and are depreciated over their estimated useful lives of two to seven years using the straight-line method. Leasehold improvements are amortized over the lesser of their estimated useful life or the lease term.

Impairment of Long-Lived Assets—The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes—The Company accounts for income taxes using an asset and liability approach. Deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Revenue Recognition—The Company’s revenue is derived primarily from the sale of its hardware-based security appliances and maintenance. Revenue is recognized when persuasive evidence of an arrangement exists, delivery or customer acceptance has occurred, the fee is fixed and determinable and collection is probable in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position 97–2, “Software Revenue Recognition,” as amended. The Company derives a portion of its revenues from the sales of separate extended maintenance arrangements. Revenues for extended maintenance arrangements are recognized over the period the service is to be provided.

The Company sells to value-added resellers, distributors and end customers. The Company’s agreements with international distributors provide for limited stock rotation rights which provide them the right to exchange unsold inventory purchased in the last 90 days for alternate products of equal or greater value. The Company defers revenues and related product costs on all sales to international distributors until the international distributors’ return rights have expired or they have sold the products to their customers. The Company’s agreements with value-added resellers and North American distributors do not include stock rotation rights. At the time of shipment to value-added resellers and North American distributors, the Company reserves for estimated returns based on historical rates of return.

The Company’s hardware products carry a one-year warranty that includes factory repair services or replacement parts as needed. The Company accrues estimated expenses for warranty obligations at the time that products are shipped.

Research and Development—Research and development expenses are charged to operations as incurred.

Advertising Expenses—The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expense for the year ended December 31, 2001 was approximately $72,000. Advertising expense for 2000 was not significant.

Stock-Based Compensation—The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and presents pro forma disclosures required by Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.”

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96–18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

Recently Issued Accounting Standard—SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS No. 133 effective January 1, 2001. The adoption of SFAS 133 did not have a significant impact on the financial position, results of operations, or cash flows of the Company.

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but will instead be tested at least annually for impairment. The Company will adopt SFAS No. 142 no later than for its fiscal year beginning January 1, 2002. The Company did not carry any goodwill or other intangibles on its balance sheet as of December 31, 2001 and accordingly does not expect the adoption to have a material impact on its financial statements.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of,” it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business. However, it retains the requirement in APB No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company has not completed the process of evaluating the impact of the adoption of SFAS No. 144.

2.	INVENTORY

Inventory consists of the following:

	December 31, 2000	December 31, 2001
Raw materials	$462,833	$701,621
Work in progress	56,960	23,808
Finished goods	152,544	700,881

	$672,337	$1,426,310

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2000	December 31, 2001
Equipment	$748,185	$798,474
Leasehold improvements	113,198	140,318
Computer equipment and software	1,604,775	2,071,640
Furniture and fixtures	144,192	298,080

	2,610,350	3,308,512
Accumulated depreciation	(929,324)	(1,942,651)

Property and equipment, net	$1,681,026	$1,365,861

4.	LONG-TERM DEBT

In March 2000, the Company entered into an agreement with a bank to borrow up to $2,000,000 for equipment purchases. Borrowings bear interest at the greater of the 30–month United States of America treasury rate plus 3.50% or 8.00%. Borrowings under this arrangement, as amended, were available until July 2001 and due in 30 equal monthly installments from the date of borrowing. Total borrowings under this agreement were $1,053,499 at December 31, 2001. The loan is secured by the equipment purchased from the proceeds. Total principal due at December 31, 2001 is as follows:

2002	$785,036
2003	261,563
2004	6,900

Total	$1,053,499

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In connection with the above agreement, the Company issued immediately exercisable warrants to purchase 20,245 shares of the Company’s Series B preferred stock at a purchase price of $2.7661 per share and 13,676 shares of the Company’s Series C preferred stock at a purchase price of $4.3015 per share. The warrants expire in March 2007. The Company has determined the value of these warrants to be $91,574 using the Black-Scholes pricing method and the following assumptions: risk free interest rate of 6.36% and 5.09%, no dividends during the term, volatility of 70% and a contractual life of seven years. This amount will be amortized over the term of the debt as additional interest expense. Total amortization recorded as of December 31, 2001 and 2000 was $36,033 and $18,107, respectively. The unamortized balance is recorded in other assets in the accompanying balance sheet.

5.    COMMITMENTS

Leases

The Company leases its facilities under various noncancelable operating leases. Future minimum rental payments required under these leases at December 31, 2001 are $960,000, $994,000, $938,000 and $43,000 for fiscal years 2002, 2003, 2004 and 2005, respectively.

Rent expense was $994,000 in 2001 and $377,000 in 2000. Rent expense is amortized using the straight-line method over the term of the lease and deferred rent is recorded.

License Agreements

In June 2000, the Company entered into a software license agreement to use the licensor’s software in the Company’s products for three years. The agreement, as amended in March 2001, requires the Company to pay approximately $300,000, including payments of $15,000 per year for annual maintenance, in equal annual installments beginning in June 2001. The Company paid approximately $100,000 in 2001 and remaining payments under this agreement at December 31, 2001 are approximately $200,000.

In November 2001, the Company entered into a software license agreement to use the licensor’s software in one of the Company’s products. The agreement requires the Company to pay a royalty for each unit containing the licensor’s software. The royalty per unit varies from $3.74 to $8.05 depending on the number of units containing the software. Total royalties paid under this agreement were not significant in 2001.

Purchase Commitments

At December 31, 2001, the Company had noncancelable purchase commitments totaling approximately $1,123,000.

6.    SHAREHOLDERS’ EQUITY

Convertible Preferred Stock

Significant terms of the Series A, B and C convertible preferred stock are as follows:

•	Each share of Series A, B and C preferred stock shall be convertible, at the option of the holder, into one share of common stock (subject to adjustment for antidilution).

•
Each share will automatically convert into shares of common stock at the conversion price in effect for such shares upon the earlier of (i) the sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, for gross proceeds of more than $25,000,000 or (ii) the date specified by written consent or agreement of the majority of holders of the then outstanding shares of preferred stock.

•	Each share of Series A, B and C preferred stock have voting rights equivalent to the number of shares of common stock into which it is convertible.

•
Each share of Series A, B and C preferred stock is entitled to dividends declared by the Board of Directors of the Company based on the number of shares of common stock into which it is convertible. Such dividends are not cumulative.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•
In the event of liquidation, dissolution, sale of substantially all of the Company’s assets or a change in control of the Company, the holders of Series A preferred stock shall receive an amount equal to $0.3333 per share, holders of Series B preferred stock shall receive an amount equal to $1.2307 per share and holders of Series C preferred stock shall receive an amount equal to $4.3015 per share. Series A, B and C preferred stockholders would also be entitled to an amount equal to declared but unpaid dividends on each share. If there are any available funds and assets remaining after the payment or distribution to the holders of Series A, B and C preferred stock then all remaining available funds and assets shall be distributed to all holders of Series A, B and C preferred stock and common stock in proportion to the number of common shares owned if all preferred stock were converted until holders of Series A preferred stock have received $1.00 per share, holders of Series B preferred stock have received $3.69 per share and holders of Series C preferred stock have received $12.90 per share.

Warrants

In connection with the issuance of the Series C preferred stock, the Company issued to an existing preferred stock shareholder a warrant to purchase 627,688 shares of the Company’s Series C preferred stock at $6.4523 per share, in consideration for the shareholder being the lead investor for the Series C preferred stock. The warrant expires on December 14, 2005 and remains outstanding at December 31, 2001. The Company determined the value of the warrant to be $1,855,842 using the Black-Scholes pricing method and the following assumptions: five-year contractual life, no dividends, volatility of 70%, and risk-free interest rate of 5.09%. This amount has been recorded as an issuance cost for the Series C preferred stock.

Stock Option Plan

In 1998, the Company adopted a stock option plan (the “Plan”), which includes both incentive and nonstatutory stock options. Under the Plan, the Company may grant options to purchase up to 7,200,000 shares of common stock to employees, directors and service providers at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options. These options generally expire ten years from the date of grant and are exercisable at any time after the date of grant or when the shares are vested in case of nonstatutory options. Incentive stock options and nonstatutory options generally vest at a rate of 25% on the first anniversary of the grant date and 1/48 per month thereafter. During 2001, the Company revised vesting provisions for certain employee options where 25% of the unvested shares become vested upon a change in ownership of the Company. Shares issued upon exercise prior to vesting are subject to a right of repurchase, which lapses according to the original option-vesting schedule. At December 31, 2001, 276,886 shares of common stock are subject to repurchase.

During 2001, the Company accelerated the vesting of 115,120 options granted to certain employees whose employment was terminated in 2001. The Company recorded compensation expense of $41,786 for the intrinsic value of these options at the date of the modification of these options.

The Company granted 27,248 and 46,600 nonemployee stock options to consultants and contractors during 2001 and 2000. These options were subject to vesting based on completion of specified events. These options became fully vested in 2000. Deferred stock compensation related to these options was $22,948 and $26,426 in 2001 and 2000, respectively. The Company determined the value of these options using the Black-Scholes pricing model with the following weighted average assumptions: contractual life of ten years; risk free interest rate of 6.50% for 2001 and 5.89% to 6.80% for 2000; volatility of 70% and no dividends during the expected term.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Option activity under the plan is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding, January 1, 2000	2,784,750	$0.17
Granted (weighted average fair value of $0.09 per share)	2,595,600	0.34
Exercised	(1,368,750)	0.11
Canceled	(337,750)	0.25

Outstanding, December 31, 2000	3,673,850	0.23
Granted (weighted average fair value of $0.19 per share)	1,288,996	0.84
Exercised	(884,752)	0.11
Canceled	(1,747,596)	0.36

Outstanding, December 31, 2001	2,330,498	$0.52

Additional information regarding options outstanding as of December 31, 2001 is as follows:

	Options Outstanding and Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.03	37,500	6.56	$0.03
$0.12—$0.15	357,000	7.82	0.12
$0.23—$0.30	552,000	8.35	0.28
$0.43—$0.53	462,750	8.74	0.52
$0.75—$0.90	921,248	9.43	0.85

$0.03—$0.90	2,330,498	8.75	$0.52

During fiscal year 2001, the Company repurchased 284,882 unvested shares of common stock that were subject to a right of repurchase and these shares are available for grant under plan. At December 31, 2001, 2,167,324 shares were available for future grant under the Plan.

Additional Stock Plan Information

As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations.

SFAS No. 123, “Accounting for Stock-Based Compensation” requires the disclosure of pro forma net loss had the Company adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the minimum value method with the following weighted average assumptions for 2001 and 2000, respectively: expected life, 60 months; risk free interest rate, 5.63% in 2001 and 6.23% in 2000; and no dividends during the expected term. If the computed fair values of the 2001 and 2000 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would not have been materially different from the amounts reported.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Common Stock

At December 31, 2001, the Company has reserved the following shares of authorized but unissued common stock:

Conversion of outstanding preferred stock	24,616,524
Stock option plan	4,497,822
Warrants for Series B and C preferred stock	661,609

Total	29,775,955

7.    INCOME TAXES

Due to the Company’s cumulative deficit, there was no provision for federal income taxes for the years ended December 31, 2001 and 2000.

The Company has net operating loss carryforwards of approximately $19,041,000 and $27,291,000 for federal and California income tax purposes, respectively, which will begin to expire in 2018 and 2006, respectively.

At December 31, 2001, the Company also has research and development credits of approximately $416,000 and $439,000 available to offset future federal and state income taxes, respectively. The federal tax credit carryforward expires beginning in 2018. The state tax credit carryforward has no expiration.

The Company has a deferred tax asset of approximately $10,869,000 and $7,080,000 as of December 31, 2001 and 2000, respectively, which primarily represents the estimated future benefits of its net operating loss carryforwards and research and development credits. However, because realization of these benefits depends on the generation of future taxable income, which is subject to substantial uncertainty, the Company has placed a full valuation allowance against the deferred tax asset.

When a change in ownership of the Company exceeds specified limits, existing loss and credit carryforwards may become restricted from use. Such restrictions then lapse over a period of time determined by the relationship between the amount of the loss carryforwards and the valuation of the Company at the time of the change. Any such ownership change could significantly limit the Company’s ability to utilize its tax carryforwards. Management has not quantified the extent to which the proposed acquisition of the Company discussed in Note 10 will impose any limitations on the ability to utilize net operating loss and credit carryforwards.

8.    EMPLOYEE BENEFIT PLAN

The Company has established a 401(k) tax-deferred savings plan (the 401K Plan) which permits participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. The Company may, at its discretion, make matching contributions to the 401K Plan. Furthermore, the Company is responsible for administrative costs of the 401K Plan. The Company has made no contributions to the Plan since its inception.

9.    MAJOR CUSTOMERS

One customer accounted for 21% of net revenue in 2001 and 53% of trade accounts receivable at December 31, 2001.

One customer accounted for 77% of net revenue in 2000 and 76% of trade accounts receivable at December 31, 2000.

RAPIDSTREAM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.    EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS’ REPORT (UNAUDITED)

On April 2, 2002, WatchGuard and the Company executed an Agreement and Plan of Merger dated as of February 6, 2002, as amended as of March 1, 2002, for WatchGuard to acquire the Company for $16.5 million in cash and approximately 4.92 million shares of WatchGuard common stock (the Agreement). The shares of WatchGuard common stock issued as merger consideration were valued at approximately $29.9 million, based on the closing share price of WatchGuard’s common stock on the closing date of the acquisition as defined in the Agreement. In addition, WatchGuard assumed all outstanding options to purchase RapidStream common stock, which were converted into options to purchase 318,251 shares of WatchGuard common stock with a value of approximately $1.8 million. The amount of cash consideration paid to the Company’s preferred and common shareholders and common stock option holders was $1,111,997 for Series A preferred shareholders, $4,447,699 for Series B preferred shareholders, $9,379,317 for Series C preferred shareholders and $1,575,382 for common shareholders and option holders. The amount of WatchGuard common stock issued was designated as $1,874533 for Series A preferred shareholders, $7,497,636 for Series B preferred shareholders, $15,811,041 for Series C preferred shareholders and $5,785,674 for common shareholders and common stock option holders. The total cash consideration and WatchGuard common stock was determined based on the average trading price of WatchGuard common stock over the 20 trading days ending two trading days before the closing of the Agreement. The Board of Directors and a majority of the Company’s shareholders approved the Agreement. The acquisition has triggered the accelerated vesting of certain employee stock options (see Note 6).

(b)  Pro Forma Financial Information

The following unaudited pro forma combined condensed financial statements of WatchGuard Technologies, Inc. give effect to WatchGuard’s April 2, 2002 acquisition of RapidStream, Inc., using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of RapidStream have been combined with the recorded values of the assets and liabilities of WatchGuard in the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on December 31, 2001. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 gives effect to the RapidStream acquisition as if it had occurred on January 1, 2001.

The unaudited pro forma combined condensed financial statements are for illustrative purposes only. They do not purport to represent what WatchGuard’s financial position or results of operations would actually have been if the acquisition had occurred on these dates, and do not project WatchGuard’s financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements and related notes should be read in conjunction with the historical financial statements of WatchGuard included in its: (a) Annual Report on Form 10-K for the year ended December 31, 2001 and (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 (unaudited), as well as the historical financial statements of RapidStream and related notes included in this report.

The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of WatchGuard and RapidStream to account for the acquisition as a purchase. Accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

The unaudited pro forma financial information has been prepared based on the assumptions described in the related notes and includes assumptions relating to the allocation of the consideration paid for the assets of RapidStream based on the estimates of their fair value. In the opinion of WatchGuard, all adjustments necessary to present fairly such unaudited pro forma financial information have been made, based on the terms and structure of the acquisition.

WATCHGUARD TECHNOLOGIES, INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of December 31, 2001
(in thousands)
(unaudited)

	WatchGuard	RapidStream	Pro Forma Adjustments		Pro Forma Combined Balances

ASSETS

Current assets:
Cash and cash equivalents	$13,958	$7,653	$(1,761)	e	$19,850
Securities available for sale	99,785	13	(16,514)	a	83,284
Trade accounts receivable, net	6,363	530	—		6,893
Inventories, net	4,413	1,426	(519)	f	5,320
Prepaid expenses and other	4,000	135			4,135

Total current assets	128,519	9,757	(18,794)		119,482
Property and equipment, net	7,383	1,366	(211)	f	8,538
Goodwill, net	26,601	—	37,870	a	64,471
Other intangibles and other assets	10,528	211	9,966	a	20,705

Total assets	$173,031	$11,334	$28,831		$213,196

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,032	$474	$—		$4,506
Accrued expenses	4,986	1,014	3,509	a	9,509
Deferred revenue	15,709	333	(303)	f	15,739
Current portion of long-term debt	—	785	—		785

Total current liabilities	24,727	2,606	3,206		30,539

Long-term debt	—	268	—		268
Stockholders’ equity:
Preferred stock	—	38,217	(38,217)	b	—
Common stock	27	275	(270)	a,b	32
Additional paid-in capital	231,533	2,043	33,817	a,b	267,393
Stock-based compensation	(1,357)	—	(601)	a	(1,958)
Accumulated other comprehensive loss	681	—	—		681
Accumulated deficit	(82,580)	(32,075)	30,896	a,b	(83,759)

Total stockholders’ equity	148,304	8,460	25,625		182,389

Total liabilities and stockholders’ equity	$173,031	$11,334	$28,831		$213,196

See accompanying notes.

WATCHGUARD TECHNOLOGIES, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2001
(in thousands, except per share data)
(unaudited)

	WatchGuard	RapidStream	Pro Forma Adjustments		Pro Forma Combined Balances
Revenues	$64,283	$1,811	$—		$66,094
Cost of revenues	26,482	2,220	—		28,702

Gross margin	37,801	(409)	—		37,392
Operating expenses:
Sales and marketing	29,717	6,693	(29)	g	36,381
Research and development	18,854	8,622	(37)	g	27,439
General and administrative	7,726	1,077	(5)	g	8,798
Stock-based compensation	9,433	—	360	d	9,793
Amortization of goodwill and other intangibles	10,942	—	1,993	c	12,935
Restructuring charges	3,720	—	—		3,720

Total operating expenses	80,392	16,392	2,282		99,066

Operating loss	(42,591)	(16,801)	(2,282)		(61,674)
Interest income, net	5,771	524	(948)		5,347

Loss before income taxes	(36,820)	(16,277)	(1,335)		(56,328)

Provision for income taxes	157	2	—		159

Net loss	$(36,977)	$(16,279)	$(1,335)		$(56,487)

Basic and diluted net loss per share	(1.38)				(1.78)

Shares used in calculation of basic and diluted net loss per share	26,723				31,648

See accompanying notes.

WATCHGUARD TECHNOLOGIES, INC.

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(unaudited)

1.    BASIS OF PRESENTATION

At the effective time of the merger, all outstanding shares of RapidStream capital stock were converted into the right to receive aggregate merger consideration totaling approximately $52.8 million, including approximately $3.5 million in direct acquisition costs. The merger consideration consisted of approximately $16.5 million in cash (securities available for sale) and approximately 4.92 million shares of WatchGuard common stock valued at approximately $31.0 million, based on the closing sales price of WatchGuard common stock on April 2, 2002, the closing date of the merger. In addition, WatchGuard assumed all outstanding options to purchase RapidStream common stock, which were converted into options to purchase 318,251 shares of WatchGuard common stock valued at approximately $1.8 million using the Black-Scholes pricing model and the following assumptions: risk-free interest rate of 4.75%, an expected life of 5 years, and a volatility of 1.37. Deferred stock-based compensation associated with the conversion of unvested RapidStream stock options and the issuance of restricted stock was $601,000.

The aggregate purchase price was allocated as follows based on estimated fair values on the acquisition date (in thousands):

Fair value of RapidStream tangible assets, net of liabilities	$3,223
Current technology	9,966
Goodwill	37,870
Acquired in process research and development	1,179

Total purchase price	52,238
Deferred compensation	601

Total consideration, including deferred stock-based compensation	$52,839

Current technology.    Values assigned to current technology were determined using the income approach. Under the income approach, fair value reflects the present value of the projected cash flows that are expected to be generated by the products incorporating the current technology. To determine the value of current technology, WatchGuard discounted the expected future cash flows of the existing technology products at a rate of 15%, taking into account risks related to the characteristics and applications of each product, existing and future markets and assessments of the life-cycle stage of each project. Based on this analysis, WatchGuard capitalized the existing technology that had reached technological feasibility. The projected revenues used in the income approach are based on the future revenues that will most likely be generated by the commercial sales of the technology.

Acquired in-process research and development.    Values assigned to the acquired in-process research and development, or IPR&D, were determined using an income approach. To determine the value of the IPR&D, WatchGuard considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income, and associated risks, which included the inherent difficulties and uncertainties in completing the project and achieving technological feasibility and risks related to the viability of and potential changes in future target markets. This analysis resulted in amounts assigned to IPR&D projects that had not yet reached technological feasibility and do not have alternative future uses. The entire $1,179,000 allocated to acquired IPR&D was expensed on the date of acquisition.

At the time of the acquisition, three IPR&D projects were identified as being related to future products for which technological or commercial feasibility had not yet been established and that did not have an alternative future use. WatchGuard analyzed each project, using estimated percentage completion factors ranging from less than 10% to 65%. Revenue growth rates for RapidStream’s IPR&D were assumed to be as high as 175% in the year after the year of introduction and decreasing each year to a negative growth rate of 35% in the final year of the projection period. Projected annual revenues related to IPR&D ranged from approximately $1.6 million to $5.0 million over the term of the projections. These projections were based on aggregate revenue growth rates for the business as a whole, anticipated growth rates for the Internet security market, anticipated product development and product introduction cycles and the estimated life of the underlying technology.

WATCHGUARD TECHNOLOGIES, INC.

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Gross profit was assumed to be 58% in the partial year of 2002, 60% in 2003 and 70% in each of the remaining three years of the five-year projection period. Operating expenses, including sales and marketing, research and development and general and administrative costs, were assumed to be 48% of revenues in the initial year of the projection, declining to 44% for each of the four remaining years.

WatchGuard used a 25% discount rate for valuing the acquired IPR&D. In arriving at the discount rate, WatchGuard considered the implied rate of the transaction and the weighted average cost of capital. WatchGuard also took into account risks related to the characteristics and applications of each project, existing future markets, and assessments of the life cycles of each project.

Deferred compensation.    WatchGuard recorded deferred stock-based compensation of approximately $419,000 in connection with WatchGuard’s assumption of unvested options to purchase RapidStream common stock. The deferred stock-based compensation was based on the intrinsic value of the unvested options at the closing date of the merger. In addition, before the close of the merger, twelve RapidStream employees were allowed to exercise a portion of their unvested options. The stock that was obtained from the exercises of these options is considered restricted and the restrictions will lapse over the original vesting term. Additionally, since the shares of RapidStream were exchanged for shares of WatchGuard common stock as well as a cash payment, the cash payment is also subject to the same vesting period. The total number of restricted shares is 25,281 and the intrinsic value of the arrangement in the amount of $182,000 is recorded as deferred compensation based on the fair value of WatchGuard common stock on the closing date of the merger.

2.	PRO FORMA ADJUSTMENTS FOR RAPIDSTREAM

Estimates of the fair values of the assets and liabilities of RapidStream have been combined with those of WatchGuard in the unaudited pro forma combined condensed financial statements. Approximately $1.2 million purchase price was expensed as IPR&D costs under the purchase method of accounting, and were not included in the pro forma combined condensed statement of operations because they are considered to be a one-time, nonrecurring charge. Pro forma adjustments for the combined condensed statement of operations and the combined condensed balance sheet include the following:

(a) To record the purchase of RapidStream with cash and the issuance of WatchGuard’s common stock and to record the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the RapidStream merger, in addition to approximately $3.5 million of direct acquisition costs. The acquisition was treated as a purchase for accounting purposes in accordance with SFAS No. 141. In accordance with SFAS No. 142 goodwill and certain other indefinite lived intangibles recorded in the merger will not be amortized to earnings, but instead will be reviewed for impairment on an annual basis. Current technology recorded in the merger that does not have an indefinite life will be amortized over its estimated useful life of five years. IPR&D costs of $1.2 million were immediately expensed upon acquisition, which is reflected in the pro forma combined balance sheet at December 31, 2001 as a reduction of shareholders’ equity. IPR&D has not been included in the pro forma combined condensed statement of operations as it is a one time nonrecurring cost.

(b)  To eliminate the historical equity of RapidStream.

(c)  To record amortization of the current technology, determined in the purchase price allocation in connection with the RapidStream acquisition. The intangible asset will be amortized on a straight-line basis over five years.

(d)  To record amortization of deferred compensation related to the RapidStream merger. Approximately $601,000 in deferred compensation was recorded as a result of WatchGuard’s assumption of unvested options to purchase RapidStream common stock and WatchGuard’s issuance of restricted shares. The deferred stock-based compensation will be amortized using a graded vesting approach over periods ranging from 2 years to four years.

Amortization of deferred compensation for the year ended December 31, 2001 was $9.4 million for WatchGuard and $360,000 for RapidStream. The allocation of the stock-based compensation expense associated with the functional operating expense categories of sales and marketing, research and development and general and administrative was $220,000, $9.2 million, and $35,000, respectively, for WatchGuard and $28,000, $249,000, and $83,000, respectively, for RapidStream.

WATCHGUARD TECHNOLOGIES, INC.

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(e)  To adjust RapidStream cash for merger expenses paid in connection with the WatchGuard Acquisition.

(f)  To revalue certain net assets and liabilities of RapidStream, including; fixed assets, inventory, and deferred revenue, to fair value.

(g)  To reduce depreciation expense during the pro forma year ended December 31, 2001 for fixed assets adjusted to fair value in (f) above.

(h) To reduce interest income for the effect of $16.5 million in securities available for sale being used for the acquisition as if it had occurred on January 1, 2001.

3.	PRO FORMA NET LOSS PER COMMON SHARE

Basic and diluted pro forma net loss per share are computed using the weighted average number of WatchGuard common shares outstanding during the period plus shares of WatchGuard common stock issued in connection with the RapidStream merger including the weighted average of the vesting of restricted shares. Shares issued in connection with the RapidStream merger are assumed to be issued and outstanding on January 1, 2001.

4.	CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no adjustments required to conform the accounting policies of RapidStream. There have been no intercompany transactions.

(c)	Exhibits

2.1*
Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu (incorporated by reference to Exhibit 2.1 to WatchGuard’s current report on Form 8-K, filed with the SEC on February 15, 2002).

2.2H
Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and Wai San Loke, as Shareholder Representative.

10.1
Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc. (incorporated by reference to Exhibit 10.1 to WatchGuard’s current report on Form 8-K, filed with the SEC on February 15, 2002).

10.2H
Escrow Agreement, dated as of April 2, 2002, by and among WatchGuard Technologies, Inc., RapidStream, Inc., Wai San Loke, as Shareholder Representative, and Mellon Investor Services LLC, as escrow agent.

	23.1	Consent of Deloitte & Touche LLP, independent auditors.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.

H	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

By:	/S/ MICHAEL E. MCCONNELL
Michael E. McConnell Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Date: June 17, 2002

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu (incorporated by reference to Exhibit 2.1 to WatchGuard’s current report on Form 8-K, filed with the SEC on February 15, 2002).

2.2H
Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and Wai San Loke, as Shareholder Representative.

10.1
Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc. (incorporated by reference to Exhibit 10.1 to WatchGuard’s current report on Form 8-K, filed with the SEC on February 15, 2002).

10.2H
Escrow Agreement, dated as of April 2, 2002, by and among WatchGuard Technologies, Inc., RapidStream, Inc., Wai San Loke, as Shareholder Representative, and Mellon Investor Services LLC, as escrow agent.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.

H	Previously filed.